Exhibit 5.1

Stubbs, Alderton & Markiles LLP - Letterhead

January 8, 2007

SRKP 6, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

Re:	SRKP 6, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4/A (the ‘‘Registration Statement’’) to which this letter is attached as Exhibit 5.1 filed by SRKP 6, Inc., a Delaware corporation (the ‘‘Company’’), in order to register under the Securities Act of 1933, as amended (the ‘‘Act’’), the sale by the Company of up to 22,690,612 shares of Company’s common stock, par value $0.0001 per share (the ‘‘Company Shares’’), issuable in connection with the proposed merger (the ‘‘Merger’’) of Vicor Acquisition Corp., a wholly owned subsidiary of the Company, with and into Vicor Technologies, Inc. pursuant to that certain Agreement and Plan of Merger, dated July 28, 2006, by and among the Company, Vicor Acquisition Corp., and Vicor Technologies, Inc. (the ‘‘Merger Agreement’’), as amended by that certain Amendment to Agreement and Plan of Merger dated December 6, 2006 (the ‘‘Amendment’’).

We have examined (a) a final form of the Merger Agreement (excluding all exhibits and schedules to the Merger Agreement); (b) the Amendment; (c) the Company’s Certificate of Incorporation, as amended, incorporated by reference as an exhibit to the Registration Statement; (d) the Company’s Bylaws, incorporated by reference as an exhibit to the Registration Statement; and (e) originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies, the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents and certificates we have reviewed, and the authority and capacity of the persons or persons who executed each of such documents on behalf of any person or entity other than the Company. We have also made such investigations of law as we have deemed appropriate.

Based on the foregoing, we are of the opinion that, with respect to the Company Shares, (a) when the Registration Statement, as finally amended (including all post-effective amendments) has become effective and remains effective during the period when the Company Shares are offered and sold; (b) when an appropriate prospectus supplement with

SRKP 6, Inc.
January 8, 2007

respect to the Company Shares has been prepared, delivered and filed in compliance with the Securities Act of 1933 and applicable rules and regulations thereunder; (c) when the Board of Directors of the Company (the ‘‘Board’’) has taken all necessary corporate action to approve the issuance of the Company Shares pursuant to the Registration Statement and an appropriate prospectus supplement; (d) when the shareholders of Vicor Technologies, Inc. shall have approved and adopted the Merger Agreement and the Merger; (e) when certificates representing the Company Shares have been duly executed, countersigned, registered and delivered in accordance with the Merger Agreement approved by the Board; and (f) upon receipt by the Company of the consideration therefore as set forth in the Merger Agreement, then the Company Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

Very truly yours,
/s/ Stubbs Alderton & Markiles, LLP STUBBS ALDERTON & MARKILES, LLP